                                                                    EXHIBIT 10.5



--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

--------------------------------------------------------------------------------



                         VISTA RESOURCES PARTNERS, L.P.



                                      and



                         UNION BANK OF CALIFORNIA, N.A.



--------------------------------------------------------------------------------


                                  $50,000,000


                                AUGUST 15, 1997


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS



                                                                                                                      Page
ARTICLE I -- Definitions and References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.1.     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2.     Exhibits and Schedules: Additional Definitions  . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.3.     Amendment of Defined Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.4.     References and Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.5.     Calculations and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE II -- The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.1.     Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.2.     Requests for Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.3.     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.4.     Rate Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.5.     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.6.     Discretionary Extension of Commitment Period  . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.7.     Conversion: Regular Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.8.     Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.9.     Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.10.    Payments to Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.11.    Initial Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.12.    Subsequent Determinations of Borrowing Base . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.13.    Borrower's Reduction of Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.14.    Capital Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.15.    Increased Cost of Fixed Rate Portions . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.16.    Availability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.17.    Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.18.    Reimbursable Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.19     Letter of Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE III -- Conditions Precedent to Lending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 3.1.     Documents to be Delivered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 3.2.     Additional Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE IV -- Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.1.     Borrower's Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (a)      No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (b)      Organization and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (c)      Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (d)      No Conflicts or Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                 (e)      Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (f)      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (g)      Other Obligations and Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (h)      Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (i)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (j)      ERISA Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (k)      Environmental and Other Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (l)      Names and Places of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (m)      Borrower's Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (n)      Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (o)      Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (p)      Insider . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (q)      Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (r)      Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (s)      No Financing of Regulated Corporate Takeovers . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.2.     Representation by Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE V -- Covenants of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.1.     Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (a)      Payment and Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (b)      Books, Financial Statements and Reports . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (c)      Other Information and Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (d)      Notice of Material Events and Change of Address . . . . . . . . . . . . . . . . . . . . . .  35
                 (e)      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (f)      Maintenance of Existence and Qualifications . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (g)      Payment of Trade Debt, Taxes, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (h)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (i)      Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (j)      Performance on Borrower's Behalf  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (k)      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (l)      Compliance with Agreements and Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (m)      Environmental Matters; Environmental Reviews  . . . . . . . . . . . . . . . . . . . . . . .  38
                 (n)      Evidence of Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (o)      ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (p)      Subordination of Affiliate Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (q)      Liens on Mortgaged Properties Acquired or Completed in the Future . . . . . . . . . . . . .  39
         Section 5.2.     Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (a)      Restricted Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (b)      Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 (c)      Limitation on Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 (d)      Limitation on Sales of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 (e)      Limitation on Dividends and Redemptions . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (f)      Limitation on Investments and New Businesses  . . . . . . . . . . . . . . . . . . . . . . .  41

                 (g)      Limitation on Credit Extensions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (h)      Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (i)      Certain Contracts; Amendments: Multiemployer ERISA Plans  . . . . . . . . . . . . . . . . .  42
                 (j)      Hedging Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (k)      Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VI -- Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 6.1.     The Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 6.2.     Agreement to Deliver Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 6.3.     Perfection and Protection of Security Interests and Liens . . . . . . . . . . . . . . . . .  43
         Section 6.4.     Bank Accounts: Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 6.5.     Guaranties of Borrower's Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 6.6.     Production Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE VII -- Events of Default and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 7.1.     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 7.2.     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.3.     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VIII -- Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.1.     Waivers and Amendments: Acknowledgments . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (a)      Waivers and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (b)      Acknowledgments and Admissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.2.     Survival of Agreements; Cumulative Nature . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.3.     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.4.     Joint and Several Liability: Parties in Interest  . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.5.     GOVERNING LAW; SUBMISSION TO PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.6.     Limitation on Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 8.7.     Termination: Limited Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.8.     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.9.     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.10.    WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

Schedule 1       -        Disclosure Schedule
Schedule 2       -        Security Schedule
Schedule 3       -        Title Opinions and Reports
Exhibit A        -        Promissory Note
Exhibit B        -        Request for Advance
Exhibit C        -        Rate Election
Exhibit D        -        Certificate Accompanying Financial Statements
Exhibit E        -        Form of Opinion of Messr. C. Randall Hill

                                CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of August 15, 1997, by and between VISTA RESOURCES PARTNERS, L.P., a Texas limited partnership (herein called "Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association and successor in interest to Union Bank (herein called "Lender").

         A. The Borrower and the Lender are parties to the Credit Agreement dated as of September 27, 1995, as amended by Amendment No. 1 dated as of May 30, 1996, by Amendment No. 2 dated as of July 31, 1996, by Amendment No. 3 dated as of September 3, 1996, and by Amendment No. 4 dated as of April 16, 1997 (as so amended, the "Existing Credit Agreement").

         B. The Borrower and the Lender wish to amend and restate the Existing Credit Agreement upon the terms and conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                    ARTICLE I -- Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

         "Advance" has the meaning given it in Section 2.1.

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                 (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                 (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise

; provided that such term shall not include any Person which would otherwise be deemed to be an Affiliate hereunder solely as a result bf NGP's investment in such Person, or such Person's investment in, or control of, NGP.

         "Agreement" means this Credit Agreement.

         "Base Rate" means the per annum rate of interest equal to the sum of
(a) 35/100 of one percent (0.35%), plus (b) the variable rate of interest per annum established from time to time by Lender as its "reference rate" (which rate of interest may not be the lowest rate charged by Lender on similar loans). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Base Rate Portion" means that portion of the unpaid principal balance of the Loan which is not made up of Fixed Rate Portions.

         "Borrower" means Vista Resources Partners, L.P., a Texas limited partnership.

         "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.11 or the amount determined by Lender in accordance with the provisions of Section 2.12, as reduced by Borrower pursuant to Section 2.13.

         "Borrowing Base Percentage" means, for any period, the percentage that the aggregate outstanding principal amount of the Loans represents with respect to Borrowing Base.

         "Bond Letter of Credit" means the $250,000 irrevocable standby letter of credit issued by the Lender for the account of the Borrower and for the benefit of the Texas Railroad Commission.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas and Los Angeles, California. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Lender, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Cash Flow" means, for any period, revenues from operations in the ordinary course of business of Borrower during such period less (without duplication) each of the following actually incurred by Borrower during such period: direct operating expenses, general and administrative expenses, production or severance taxes, landowner royalties on oil and gas leases, principal and interest payments required under this Agreement and the Note, and all workover, drilling, completion and development costs for new or existing webs.

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Commitment Period" means the period from and including the date hereof until and including March 31, 1999 (or, if earlier, the day on which the Note first becomes due and payable in full); provided that Lender may, in its sole discretion, extend the Commitment Period as provided in Section 2.6.

         "Contested Claim" means any Tax, Debt or other claim or liability, (i) the validity or amount of which is being contested by appropriate proceedings,
(ii) for which adequate reserves, as required by GAAP, have been established and (iii) with respect to which any right to execute upon or sell any assets of Borrower has not matured or has been and continues to be effectively enjoined, superseded or stayed.

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated Subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc., refer to the consolidated financial statements, financial position, financial condition, liabilities, etc., of such Person and its properly consolidated Subsidiaries.

         "Conversion" has the meaning given it in Section 2.7.

         "Debt" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Determination Date" has the meaning given it in Section 2.12.

         "Disclosure Report" means either a notice given by Borrower under
Section 5.1(d) or a certificate given by Borrower's chief financial officer under Section 5.l(b)(ii).

         "Disclosure Schedule" means Schedule 1 hereto.

         "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Sections 5.1(b)(iv) and (v).

         "Environmental Laws" means any and all federal, state, local and foreign Laws, grants, franchises, licenses or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

         "Eurodollar Rate" means, with respect to each particular Fixed Rate Portion and the related Interest Period, the rate of interest per annum determined by Lender in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Lender at approximately 9:00 a.m. Dallas, Texas time two (2) Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by Lender in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of such Fixed Rate Portion and for a period of time equal or comparable to the length of such Interest Period. The Eurodollar Rate determined by Lender with respect to a particular Fixed Rate Portion shall be fixed at such rate for the duration of the associated Interest Period. If Lender is unable so to determine the Eurodollar Rate for any Fixed Rate Portion, or if the associated Fixed Rate would exceed the Highest Lawful Rate, Borrower shall be deemed not to have elected such Fixed Rate Portion.

         "Evaluation Date" means March 31 and September 30 of each year, beginning March 31, 1998.

         "Event of Default" has the meaning given it in Section 7.1.

         "Financial Statements" means (i) the audited annual Consolidated financial statements of Borrower dated as of December 31, 1996 and (ii) the unaudited quarterly Consolidated financial statements of Borrower dated as of June 30, 1997.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "Fixed Rate" means, with respect to each particular Fixed Rate Portion and the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Lender (rounded upwards, If necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

         Fixed Rate =

         Eurodollar Rate             + A
         ---------------------------
         100.0% - Reserve Percentage

where A means 1.50% if the Borrowing Base Percentage is less than or equal to 50%, and 1.75% if the Borrowing Base Percentage is greater than 50%. The Lender may adjust the Borrowing Base Percentage on each Determination Date in its sole reasonable discretion and any such adjustment shall be effective with respect to all Advances (whether existing or future Advances) on the date of such adjustment and continue until the next such modification of the Borrowing Base Percentage. If the Reserve Percentage changes during the Interest Period for a Fixed Rate Portion, Lender may, at its option, either change the Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period. The Fixed Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Fixed Rate Portion" means any portion of the unpaid principal balance of the Loan which Borrower designates as such in a Rate Election.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Lender and Lender agrees to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries.

         "General Partner" means Vista Resources I, Inc., a Texas corporation.

         "Guarantor" means any Person who has guaranteed some or all of the Obligations pursuant to a guaranty delivered and accepted concurrently herewith or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Lender as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Lender pursuant to Section 6.5.

         "Guaranty" of any Person means any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation:

                 (a) agreements to purchase such Debt or any property constituting security therefor;

                 (b) agreements to advance or supply funds (i) for the purchase or payment of such Debt, or (ii) to maintain working capital, equity capital or other balance sheet conditions;

                 (c) agreements to purchase property, securities or services primarily for the purpose of assuring the holder of such Debt of the ability of the primary obligor to make payment of the Debt;

                 (d) letters or agreements commonly known as "comfort" or "keepwell" letters or agreements; or

                 (e) any other agreements to assure the holder of the Debt of the primary obligor against loss in respect thereof; provided that "Guaranty" shall not include the endorsement by Borrower in the ordinary course of business of negotiable instruments or documents for deposit or collection.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means any futures transaction, swap agreement, cap, floor, collar, exchange transaction, forward agreement or other exchange or protections agreements, whether relating to Hydrocarbons, interest rates, currencies or other commodity, price or index, or any option with respect to any such transaction now or hereafter entered into by Borrower.

         "Highest Lawful Rate" means the maximum nonusurious rate of interest that Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to the Loan.

         "Hydrocarbons" means crude oil, natural gas or other hydrocarbons.

         "Interest Period" means, with respect to each particular Fixed Rate Portion, a period of 1,2,3 or 6 months, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the Note is due and payable in full.

         "Late Payment Rate" means, at the time in question, four percent (4.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Fixed Rate Portion with an interest Period extending beyond the date such Fixed Rate Portion becomes due and payable, "Late Payment Rate" shall mean four percent (4.0%) per annum plus the related Fixed Rate. The Late Payment Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Laws" means all applicable statutes, laws, ordinances, regulations, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal; and "Law" means each of the foregoing.

         "Lender" means Union Bank of California, N.A., a national banking association, and its successors and assigns.

         "Letter of Credit" means any standby letter of credit issued by the Lender for the account of the Borrower pursuant to the terms of this Agreement, including any letter of credit issued pursuant to Section 5.2(j) of this Agreement.

         "Letter of Credit Application" means the Lender's standard form letter of credit application for standby letters of credit which has been executed by the Borrower and accepted by the Lender in connection with the issuance of a Letter of Credit.

         "Letter of Credit Application Amendment" means the Lender's standard form application to amend letter of credit for standby letters of credit which has been executed by the Borrower and accepted by the Lender in connection with the increase or extension of a Letter of Credit.

         "Letter of Credit Collateral Account" means a special noninterest bearing cash collateral account pledged to the Lender containing cash deposited pursuant to this Agreement and to be maintained at the Lender in accordance with Section 2.19(h).

         "Letter of Credit Documents" means all Letters of Credit, Letter of Credit Application Amendments, Letter of Credit Applications, and agreements, documents, and instruments entered into in connection with or relating thereto.

         "Letter of Credit Exposure" means, as of any date of its determination, the aggregate outstanding undrawn amount of Letters of Credit (other than the Bond Letter of Credit and Letters of Credit issued pursuant to Section 5.2(j)) plus the aggregate of the Borrower's reimbursement obligations under the Letter of Credit Applications (including reimbursement obligations owing in connection with the Bond Letter of Credit and Letters of Credit issued pursuant to Section 5.2(j)).

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan" has the meaning given it in Section 2.1.

         "Loan Documents" means this Agreement, the Note, the Security Documents, the Letter of Credit Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

         "NGP" means, collectively, Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P. each a Delaware limited partnership.

         "Note" has the meaning given it in Section 2.1.

         "Obligations" means the sum of (a) all Debt from time to time owing by any of the Related Persons to Lender under or pursuant to any of the Loan Documents, plus (b) all other Debt from time to time owing by any of the Related Persons to Lender. "Obligation" means any part of the Obligations.

         "Operator" means Vista Resources, Inc., a Texas corporation.

         "Permitted Distribution" means (a) any cash Distributions made by Borrower to its partners each Fiscal Year in a total aggregate amount equal to the federal or state income taxes payable (assuming the highest marginal federal and state tax rates) by reason of each partner's being required to take into account its pro rata share of Borrower's taxable income and/or items thereof, reduced by its pro rata share of any items of loss, deduction or credit and (b) in any Fiscal Quarter, any cash Distributions to Borrower's partners that, in the aggregate, do not exceed (i) prior to Conversion, twenty-five percent (25%) of Borrower's Cash Flow for the prior Fiscal Quarter, and (ii) after Conversion, fifty percent (50%) of Borrower's Cash Flow for the prior Fiscal Quarter. As used in the foregoing definition "Distributions" means cash distributions or any other distributions on, or in respect of, any general or limited partnership interest of Borrower.

         "Permitted Investments" means investments:

                 (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest credit rating given by either Standard & Poor's Ratings Group (a division of McGraw-Hill, Inc.) or Moody's Investors Service, Inc.;

                 (b) in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

                 (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Standard & Poor's Ratings Group (a division of McGraw-Hill, Inc.) or Moody's Investors Service, Inc.; and

                 (d) in money market funds acceptable to Lender in its sole and absolute discretion.

         "Permitted Liens" means: (i) Liens granted to Lender to secure the Obligations, (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iii) Liens imposed by mandatory provisions of Law such as carrier's, materialmen's, mechanics', warehousemen's, landlord's and other like Liens arising in the ordinary course of business, securing Debt not yet due or which qualifies as a Contested Claim, (iv) Liens for Taxes, if the same are not yet due and payable or qualify as a Contested Claim, (v) Liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of Taxes, (vi) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended, and none of which are violated by existing or proposed structures or land use, and (vii) Liens arising under operating agreements governing operation of the oil and gas leases and fee properties owned by Borrower.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Prohibited Lien" means any Lien not expressly allowed under Section 5.2(b).

         "Rate Election" has the meaning given it in Section 2.4.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Related Person" means any of Borrower, each Subsidiary of Borrower, General Partner, each Subsidiary of General Partner, Operator, each Subsidiary of Operator and each Guarantor.

         "Request for Advance" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "Reserve Percentage" means, on any day with respect to each particular Fixed Rate Portion, the maximum reserve requirement, as determined by Lender (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to Lender under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to such Fixed Rate Portion, were Lender to have any such "Eurocurrency liabilities." If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

         "Restricted Debt" of any Person means Debt in any of the following categories:

                 (a)      Debt for borrowed money,

                 (b) Debt constituting an obligation to pay the deferred purchase price of property,

                 (c) Debt evidenced by a bond, debenture, note or similar instrument,

                 (d) Debt which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for Taxes and reserves for contingent obligations),

                 (e)      Debt arising under Hedging Contracts,

                 (f) Debt constituting principal under leases capitalized in accordance with GAAP,

                 (g) Debt arising under conditional sales or other title retention agreements,

                 (h)      Debt owing under any Guaranty,

                 (i) Debt (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Debt arises out of or in connection with the sale of the same or similar securities or property,

                 (j) Debt with respect to letters of credit or applications or reimbursement agreements therefor,

                 (k) Debt with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

                 (l) Debt with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Restricted Debt" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Debt is outstanding more than ninety (90) days past the original invoice or billing date therefor.

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 2 hereto.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any Law or any Tribunal.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4048(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4042 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tribunal" means any government, and arbitration panel, and court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

         Section 1.2. Exhibits and Schedules: Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this Section 1.3 shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Lender of amounts to be paid under Sections
2.14 through 2.18 or any other matters which are to be determined hereunder by Lender (such as any Eurodollar Rate, Fixed Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Lender otherwise consents all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                             ARTICLE II -- The Loan

         Section 2.1. Advances. Subject to the terms and conditions hereof, Lender agrees to make advances to Borrower (herein called "Advances") from time to time during the Commitment Period so long as the sum of (a) the aggregate amount of Advances outstanding plus (b) the Letter of Credit Exposure does not exceed the Borrowing Base, all as determined as of the date on which the requested Advance is to be made. Each Advance must be greater than or equal to $100,000 or must equal the unadvanced portion of the Borrowing Base. IT IS EXPRESSLY UNDERSTOOD THAT LENDER'S COMMITMENT TO ADVANCE FUNDS HEREUNDER IS DETERMINED ONLY BY REFERENCE TO THE BORROWING BASE FROM TIME TO TIME IN EFFECT, AND THE FACE AMOUNT OF THE NOTE AND THE AMOUNT SPECIFIED IN THE SECURITY DOCUMENTS ARE SPECIFIED AT A GREATER AMOUNT ONLY FOR THE CONVENIENCE OF THE PARTIES TO AVOID THE NECESSITY OF PREPARING AND RECORDING SUPPLEMENTS TO THE SECURITY DOCUMENTS. The obligation of Borrower to repay to Lender the aggregate amount of all Advances made by Lender (herein called the "Loan"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called the "Note") made by Borrower payable to the order of Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on the Note at any given time shall be the aggregate amount of all Advances theretofore made minus all payments of principal theretofore received by Lender on the Note. Interest on the Note shall accrue and be due and payable as provided herein and therein. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

         Section 2.2. Requests for Advances. Borrower must give prior written notice, or telephonic notice promptly confirmed in writing, of any requested Advance as follows:

                 (a) if all of such Advance is designated as a Base Rate Portion, by 11:00 a.m., Dallas, Texas time, on the date such Advance is requested to be made; or

                 (b) if any part of such Advance is designated as a Fixed Rate Portion, by 11:00 a.m., Dallas, Texas time, on the second Business Day preceding the date such Advance is requested to be made.

Each such written request or confirmation must be made in the form and substance of the "Request for Advance" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are to be set out in such written confirmation. If all conditions precedent to such Advance have been met, Lender will on the date requested make such Advance available to Borrower in immediately available funds at Lender's office in Dallas, Texas.

         Section 2.3. Use of Proceeds. Borrower shall use all funds from Advances (i) for the acquisition and development of oil and gas properties and
(ii) for working capital for its operations and for other general business purposes. In no event shall the funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U, G, T or X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.4. Rate Elections. Borrower may from time to time designate all or any portion of the Loan (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portion of the Loan which is required to be repaid prior to the end of the designated Interest Period) as a Fixed Rate Portion; provided that without the consent of Lender Borrower may make no such election during the continuance of a Default and that Borrower may make such an election with respect to an already existing Fixed Rate Portion only if such election will take effect at or after the termination of the Interest Period applicable to such already existing Fixed Rate Portion. Each election by Borrower of a Fixed Rate Portion shall:

                 (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit C, duly completed;

                 (b) Specify the amount of the Loan which Borrower desires to designate as a Fixed Rate Portion, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

                 (c) Be received by Lender not later than 11:00 a.m., Dallas, Texas time, on the second Business Day preceding the first day of the specified Interest Period.

Each election which meets the requirements of this Section 2.4 (herein called a "Rate Election") shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.l, and the amount of the Fixed Rate

Portion elected in any Rate Election must be an integral multiple of $100,000. Upon the termination of each Interest Period the portion of the Loan theretofore constituting the related Fixed Rate Portion shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion and become subject to all provisions of the Loan Documents governing the Base Rate Portion. Borrower shall have no more than five (5) Fixed Rate Portions in effect at any time.

         Section 2.5. Fees. In consideration of Lender's commitment to make Advances, Borrower will pay to Lender:

                 (a) a one-time facility fee in the amount of $37,500, which fee shall be due and payable on the date hereof;

                 (b) a commitment fee determined on a daily basis by applying a rate of 3/8 of one percent (0.375%) per annum to the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the unpaid principal balance of the Loan at the end of such day. This commitment fee shall be due and payable in arrears on the first day of each January, April, July and October, beginning October 1, 1997, and at the Conversion; and

                 (c) a fee determined on the amount of each increase in the Borrowing Base, such fee to be in an amount equal to 3/8 of one percent (.375%) of such increase and being due and payable on the effective date of such increase.

         Section 2.6. Discretionary Extension of Commitment Period. Not more than ninety (90) days and not less than thirty (30) days prior to each regularly scheduled Determination Date, Borrower may request that Lender extend the Commitment Period. Lender may, in its sole discretion, elect to grant any such request and extension, in which event (a) the terms and conditions of this Agreement will apply during any such extension period, (b) upon request by Lender, Borrower will, execute and deliver a renewal Note to Lender and (c) Borrower will execute and deliver such additional documents as Lender may deem necessary to continue the perfection of the Liens covering the Collateral. In the event Lender determines not to grant any such extension. Lender shall promptly so notify Borrower. NOTWITHSTANDING THE FOREGOING, LENDER IS IN NO WAY OBLIGATED AT ANY TIME TO EXTEND THE COMMITMENT PERIOD OR OTHERWISE MODIFY THE TERMS OF THE LOAN, AND ANY DETERMINATION BY LENDER TO MAKE ANY SUCH EXTENSION SHALL IN NO WAY OBLIGATE LENDER TO MAKE ANY OTHER EXTENSIONS IN THE FUTURE.

         Section 2.7. Conversion: Regular Payments. At the end of the Commitment Period, the Loan shall, unless an Event of Default shall have occurred and be continuing, automatically convert to a term loan upon the terms and conditions set forth in this Section 2.7 (the "Conversion"). Upon

Conversion, Borrower shall immediately pay to Lender an amount equal to the sum of (a) the amount, if any, by which the outstanding principal balance of the Loan plus the Letter of Credit Exposure is in excess of the Borrowing Base then in effect, plus (b) all accrued but unpaid interest. Upon Conversion, the Note shall be repaid in thirty-six installments, due and payable on the first day of each month, beginning April 1, 1999 (or the first day of the first month immediately following Conversion if the Commitment Period is extended by Lender pursuant to Section 2.6 or shortened pursuant to Section 2.9) and continuing regularly thereafter until the Loan is paid in full. Each payment shall be in an amount equal to one/thirty-sixth (1/36) of the outstanding principal balance of the Loan at the time of Conversion and shall be accompanied with all accrued but unpaid interest. Notwithstanding the foregoing, Lender may, in its sole discretion, at the time of Conversion notify Borrower of its election to select a different amortization schedule for the Note (which revised amortization schedule will be for the three (3) year period following the date of such Conversion) based upon Lender's evaluation of the Collateral at the time of Conversion. In the event Lender elects a modified amortization schedule as provided in the preceding sentence, Borrower will, upon request by Lender, execute and deliver to Lender (i) a renewal Note and (ii) such additional documents as Lender may deem necessary to effect such modification.

         Section 2.8. Optional Prepayments. Borrower may, upon notice received by Lender not later than l :00 p.m., Dallas, Texas time, from time to time and without premium or penalty prepay the Note, in whole or in part, so long as each partial prepayment of principal on the Note is greater than or equal to $100,000, and so long as Borrower does not prepay any Fixed Rate Portion, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of the Loan to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Lender in its discretion that Lender's legal rights under the Loan Documents are in no way affected by such reduction. Each partial prepayment of principal made after the end of the Commitment Period shall be applied to the regular installments of principal due under the Note in the inverse order of their maturities. Each prepayment of principal under this
Section 2.8 shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this
Section 2.8 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.9. Mandatory Prepayments. If the sum of (a) the unpaid principal balance of the Loan plus (b) the Letter of Credit Exposure ever exceeds the Borrowing Base, Borrower shall, within thirty (30) days after Lender gives notice of such fact to Borrower, either (a) prepay the principal of the Loan in an amount at least equal to such excess and if the Loan has been repaid in full, make deposits into the Letter of Credit Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that such excess is eliminated or (b) grant to Lender first perfected Liens in and to such additional Collateral satisfactory to Lender, to increase the Borrowing Base to an amount at least equal to the sum of (i) the then outstanding principal balance of the Loan plus (ii) the Letter of Credit Exposure. Each prepayment of principal under this Section 2.9 shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this Section 2.9 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. During the Commitment Period, in the event Borrower fails to comply with the provisions of this Section 2.9, then upon the expiration of the thirty (30) day period set forth in the first sentence of this section, the Loan will convert into a term loan upon the terms and conditions set forth in
Section 2.7.

         Section 2.10. Payments to Lender. Borrower will make each payment which it owes under the Loan Documents not later than 12:00 noon, Los Angeles, California time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. When Lender collects or receives money on account of the Obligations which is insufficient to pay all obligations then due and payable, Lender may apply such money as it elects to the various Obligations which are then due and payable.

         Section 2.11. Initial Borrowing Base. During the period from the date hereof to the first Determination Date the Borrowing Base shall be $19,000,000.

         Section 2.12. Subsequent Determinations of Borrowing Base. At least 30 days before each Evaluation Date Borrower shall furnish to Lender all information, reports and data which Lender has then requested concerning the Related Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report most recently delivered to Lender pursuant to Section 5.l(b)(iv) or Section 5.l(b)(v). On each Evaluation Date, or as promptly thereafter as practicable, Lender shall by notice to Borrower designate the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this Section 2.12, Lender may nonetheless designate the Borrowing Base at any amount which Lender determines and may redesignate the Borrowing Base from time to time thereafter until Lender receives all such information, reports and data, whereupon Lender shall designate a new Borrowing Base as described above. Lender shall determine the amount of the Borrowing Base based upon the loan collateral value which it in its discretion assigns to the various items of Collateral at the time in question in accordance with their respective customary practices and standards applied generally to loans of this type and size and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its Affiliates) as Lender in its discretion deems significant. It is expressly understood that Lender has no obligation to designate the Borrowing Base at any particular amount, whether in relation to the face amount of the Note or otherwise, and that Lender's commitment to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating the fees under Section 2.5(b) and Section 2.5(c) and, to the extent permitted by Law and regulatory authorities, for the purposes of Section 2.14.

         Section 2.13. Borrower's Reduction of Borrowing Base. Until the termination of the Commitment Period, Borrower may at any time upon five (5) Business Days' prior notice to Lender reduce the Borrowing Base then in effect to any lesser amount provided that (a) each reduction must be in the amount of $100,000 and (b) each reduction must be accompanied by a prepayment of the Note in the amount by which the outstanding principal balance plus the Letter of Credit Exposure exceeds the reduced Borrowing Base plus all then accrued but unpaid interest. Each such notice shall take effect on the date specified therein (but may not be retroactive) and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

         Section 2.14. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, then, upon demand by Lender, Borrower will pay to Lender, from time to time as specified by Lender, such additional amount or amounts which Lender shall determine to be appropriate to compensate Lender or any corporation controlling Lender in light of such circumstances, to the extent that Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of Lender's Loan or commitments under this Agreement.

         Section 2.15. Increased Cost of Fixed Rate Portions. If any applicable domestic or foreign Law, treaty or rule (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

                 (a) Shall change the basis of taxation of payments to Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than Taxes imposed on the overall net income of Lender or any lending office of Lender by any jurisdiction in which Lender or any such lending office is located); or

                 (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion (excluding those for which Lender is fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, Lender; or

                 (c) shall impose on Lender or the interbank eurocurrency deposit market any other condition affecting any Fixed Rate Portion, the result of which is to increase the cost to Lender of funding or maintaining any Fixed Rate Portion or to reduce the amount of any sum receivable by Lender in respect of any Fixed Rate Portion by an amount deemed by Lender to be material, then Lender shall promptly notify Borrower in writing of the happening of such event and of the amount required to compensate Lender for such event (on an after-tax basis, taking into account any Taxes on such compensation), whereupon (i) Borrower shall pay such amount to Lender and (ii) Borrower may elect, by giving to Lender not less than three (3) Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

         Section 2.16. Availability. If (a) any change in applicable Laws, treaties or rules or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), (b) Lender determines that matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to it, or (c) Lender determines that the formula for calculating the Fixed Rate does not fairly reflect the cost to Lender of making or maintaining loans based on such rate, then Borrower's right to elect Fixed Rate Portions shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion. Borrower agrees to indemnify Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, treaty, rule, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any Taxes imposed on the amounts paid as indemnity.

         Section 2.17. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify Lender against, and reimburse Lender on demand for, any loss or expense incurred or sustained by Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Fixed Rate Portions or Advances), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of the Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into the Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any Taxes imposed on the amounts paid as indemnity.

         Section 2.18. Reimbursable Taxes. Borrower covenants and agrees that:

                 (a) Borrower will indemnify Lender against and reimburse Lender for all present and future income, stamp and other Taxes whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Fixed Rate Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any Taxes imposed on or measured by the overall net income of Lender or any lending office of Lender by any jurisdiction in which Lender or any such lending office is located (all such non-excluded Taxes being collectively called "Reimbursable Taxes" in this Section 2.18). Such indemnification shall be on an after-tax basis, taking into account any Taxes imposed on the amounts paid as indemnity.

                 (b) All payments on account of the principal of, and interest on, the Loan and the Note, and all other amounts payable by Borrower to Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Lender an official receipt or other official document evidencing payment of such deduction or withholding.

                 (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion, Borrower may elect, by giving to Lender not less than three (3) Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

         Section 2.19     Letter of Credit Facility.

                 (a) Commitment for Letters of Credit. The Lender shall, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 2.3 issue, increase, and extend Letters of Credit for the account of the Borrower from time to time on any Business Day during the Commitment Period; provided that, the (i) outstanding principal amount of Advances plus (ii) the Letter of Credit Exposure may not exceed the Borrowing Base as of the date on which the requested Letter of Credit is to be issued. Each Letter of Credit which is extendable beyond its expiration date must be cancelable upon at least 30 days notice given by the Lender to the beneficiary of such Letter of Credit, and no Letter of Credit (other than the Bond Letter of Credit) may have a maturity greater than 12 months. Each Letter of Credit must be in form and substance acceptable to the Lender in its sole discretion. The indebtedness of the Borrower to the Lender resulting from Letters of Credit shall be evidenced by the Letter of Credit Applications.

                 (b) Requesting Letters of Credit. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application or Letter of Credit Application Amendment, as applicable, given by the Borrower to the Lender in writing or by telecopy promptly confirmed in writing, such Letter of Credit Application or Letter of Credit Application Amendment being given not later than 11:00 a.m. (Dallas, Texas, time) on the fifth Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit, or later if agreed by the Lender. Each Letter of Credit Application or Letter of Credit Application Amendment shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower unless such Letter of Credit Application or Letter of Credit Application Amendment is rejected by the Lender. The Lender shall promptly review such Letter of Credit Application or Letter of Credit Application Amendment. If the Letter of Credit Application or Letter of Credit Application Amendment is incomplete, the Lender shall promptly notify the Borrower of the failure of the Letter of Credit Application or Letter of Credit Application Amendment and the reason therefor and the Lender shall have no obligation to issue, increase, or extend any Letter of Credit under such Letter of Credit Application or Letter of Credit Application Amendment. For each requested issuance of a Letter of Credit, the Lender shall promptly notify the Borrower of the proposed form of the Letter of Credit. Subject to the satisfaction of all applicable conditions precedent, the Lender shall before close of business on the date requested by the Borrower for the issuance, increase, or extension of such Letter of Credit issue, increase, or extend such Letter of Credit to the specified beneficiary.

                 (c) Fees for Letters of Credit. For each Letter of Credit issued by the Lender (including Letters of Credit issued pursuant to Section 5.2(j)), the Borrower shall pay to the Lender a letter of credit fee equal to 1.00% per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit. The letter of credit fee shall be based upon a 360-day year for the stated number of days the Letter of Credit could remain outstanding. The Borrower shall pay the letter of credit fee for each Letter of Credit annually in advance within fifteen days after when billed therefore by the Lender. In addition, the Borrower shall pay all reasonable processing and handling fees and expenses incurred or charged by the Bank in connection with the Letters of Credit. The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because the Borrower reduces the amount of any Letter of Credit or cancels any Letter of Credit prior to its expiration date.

                 (d) Prepayments of Letters of Credit. In the event that any Letters of Credit will be outstanding according to their terms after the Commitment Period, the Lender shall have no obligation to release any security or support for the Credit Obligations unless the Borrower shall pay to the Lender an amount equal to the Letter of Credit Exposure allocable to such Letters of Credit to be held in the Letter of Credit Collateral Account. At any time the Lender may apply such cash collateral to any reimbursement obligation or other obligation of the Borrower to the Lender under any Letter of Credit Application related to such Letters of Credit.

                 (e) Reimbursements for Letters of Credit. With respect to any Letter of Credit and in accordance with the related Letter of Credit Application, the Borrower agrees to pay on demand to the Lender any amount due to the Lender under such Letter of Credit Application. If the Borrower does not pay upon demand of the Lender any amount due to the Lender under any Letter of Credit Application, (i) the Lender may pursue its rights under such Letter of Credit Application and under this Agreement, or (ii) if the commitment of the Lender to make Advances hereunder has not been terminated, whether by agreement, maturity, under Section 7.1, or otherwise, the Lender may upon written notice to the Borrower satisfy such obligation by the making of an Advance which is designated as a Base Rate Portion on behalf of the Borrower and the transfer of the proceeds thereof to the Lender. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lender to make such an Advance on behalf of the Borrower, to transfer the proceeds thereof to the Lender in satisfaction of such obligations, and to record and otherwise treat such payment as the making of an Advance which is designated as a Base Rate Portion to the Borrower under this Agreement. Nothing herein is intended to release any of the Borrower's obligations under any Letter of Credit Application, but only to provide a method of payment therefor.

                 (f) Obligations Unconditional. The obligations of the Borrower under this Agreement and the Letter of Credit Applications to reimburse the Lender for draws under Letters of Credit and to make other payments due in respect of Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the Letter of Credit Applications under all circumstances, including:

                          (i) any lack of validity or enforceability of any Letter of Credit Document;

                          (ii) any amendment, waiver, or consent to departure from any Letter of Credit Document;

                          (iii) the existence of any claim, set-off, defense, or other right which the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Lender, or any other person or entity, whether in connection with the transactions contemplated in this Agreement or any unrelated transaction;

                          (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

                          (v) payment by the Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; provided, however, that nothing contained in this paragraph (f) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit or the Borrower's rights under paragraph (g) below.

                 (g) Liability of Lender. The Lender shall not be liable or responsible for, and the Borrower assumes full responsibility for:

                          (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                          (ii) the validity, sufficiency, or genuineness of documents related to Letters of Credit, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;

                          (iii) payment by the Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

                          (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE LENDER'S OWN NEGLIGENCE),except that the Lender shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) the Lender's gross negligence or willful misconduct in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Lender's willful failure to make or delay in making lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit or the Lender's payment of greater than the maximum amount permitted under any Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                 (h)      Letter of Credit Collateral Account.

                          (i) If the Borrower is required to deposit funds in the Letter of Credit Collateral Account pursuant to this Agreement, then the Borrower and the Lender shall establish the Letter of Credit Collateral Account and the Borrower shall execute any documents and agreements, including the Lender's standard form assignment of deposit accounts, that the Lender requests in connection therewith to establish the Letter of Credit Collateral Account and grant the Lender a first priority security interest in such account and the funds therein. The Borrower hereby pledges to the Lender and grants the Lender a security interest in the Letter of Credit Collateral Account, whenever established, all funds held in the Letter of Credit Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.

                          (ii) So long as no Event of Default exists, (A) the Lender may apply the funds held in the Letter of Credit Collateral Account only to the reimbursement of any reimbursement obligations and other obligations under Letter of Credit Applications, and (B) the Lender shall release to the Borrower at the Borrower's written request any funds held in the Letter of Credit Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the Letter of Credit Collateral Account over the Letter of Credit Exposure. During the existence of any Event of Default, the Lender may apply any funds held in the Letter of Credit Collateral Account to the Credit Obligations in any order determined by the Lender, regardless of any Letter of Credit Exposure which may remain outstanding. The Lender may in its sole discretion at any time release to the Borrower any funds held in the Letter of Credit Collateral Account.

                          (iii) The Lender shall have no obligation to invest funds held in the Letter of Credit Collateral Account. The Lender shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

                 (i) Cash Collateralization of Letters of Credit. Upon the occurrence of any Event of Default relating to bankruptcy or insolvency under Section 7.1(h), the Borrower shall pay to the Lender an amount equal to the Letter of Credit Exposure to be held in the Letter of Credit Collateral Account for disposition in accordance with
         Section 2.19(h). During the continuation of any Event of Default other than a bankruptcy or insolvency Event of Default under Section 7.1(h), the Lender may require by written notice to the Borrower that the Borrower pay to the Lender an amount equal to the Letter of Credit Exposure to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.19(h).

                 (j) Hedging Obligations. Notwithstanding the foregoing, the Lender shall have no commitment or other obligation to issue the Letters of Credit described in Section 5.2(j) and the issuance of any such Letters of Credit shall be in the Lender's sole discretion as provided therein. Each Letter of Credit issued pursuant to such
         Section 5.2(j) shall nonetheless be subject to, and have the benefit of, all of the provisions applicable to Letters of Credit under this Agreement, including this Section 2.19.

                 ARTICLE III -- Conditions Precedent to Lending

         Section 3.1. Documents to be Delivered. This Agreement shall not be effective unless Lender shall have received all of the following, at Lender's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Lender:

                 (a)      The Note.

                 (b) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of General Partner, which shall contain the names and signatures of the officers of General Partner authorized to execute Loan Documents on behalf of Borrower and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of General Partner and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of General Partner and all amendments thereto, certified by the appropriate official of General Partner's state of organization, (iii) a copy of any bylaws of General Partner, (iv) a copy of the limited partnership agreement of Borrower and all amendments thereto, (v) a copy of Borrower's Certificate of Limited Partnership, certified by the appropriate official of Borrower's state of organization, (vi) a copy of the charter documents of Operator and all amendments thereto, certified by the appropriate official of Operator's state of organization and (vii) a copy of any bylaws of Operator.

                 (c) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such Jurisdiction.

                 (d) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of General Partner, of even date with such Advance, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 3.2.

                 (e) A favorable opinion of Messr. C. Randall Hill, counsel for Borrower, General Partner and Operator, substantially in the form set forth in Exhibit E.

                 (f)      Each Security Document listed in the Security
         Schedule.

                 (g) Certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

                 (h)      Documents similar to those specified in subsections
         (c) and (g) of this Section 3.1 with respect to General Partner and Operator.

                 (i) Title opinions in form, substance and authorship satisfactory to Lender, concerning the properties listed on Schedule 3.

                 (j)      The facility fee described in Section 2.5(a).

                 (k) Evidence satisfactory to Lender that Borrower is in compliance with the insurance requirements of Section 5.l(h).

                 (l) A duly executed and delivered copy of the Purchase and Sale Agreement among Borrower, FGL, Inc. and EG Operating and all conveyances, lien releases and other documents and instruments executed in connection therewith.

                 (m) Evidence satisfactory to the Lender that the Borrower, FGL, Inc. and EG Operating shall have consummated the transactions contemplated by the Purchase and Sale Agreement referred to in Section 3.1(m) above.

         Section 3.2. Additional Conditions Precedent. Lender has no obligation to make any Advance (including the first) or issue, extend or amend any Letter of Credit unless the following conditions precedent have been satisfied:

                 (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Advance or the date of issuance, extension or amendment of any Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Advance or such issuance, extension or amendment, as applicable.

                 (b) No Default shall exist at the date of such Advance or such issuance, extension or amendment of any Letter of Credit, as applicable.

                 (c) No material adverse change shall have occurred to Borrower's individual or Consolidated financial condition or businesses since the date of this Agreement.

                 (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Advance or such issuance, extension or amendment of any Letter of Credit.

                 (e) The making of such Advance or such issuance, extension or amendment of any Letter of Credit shall not be prohibited by any Law and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such Law.

                 (f) Lender shall have received all documents and instruments which Lender has then requested, in addition to those described in Section 3.1 (including opinions of legal counsel for the Related Persons and Lender; corporate and partnership documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers, partners and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lender in form, substance and date.

                 (g) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be satisfactory to Messrs. Bracewell & Patterson, L.L.P., counsel to Lender.

                  ARTICLE IV -- Representations and Warranties

         Section 4.1. Borrower's Representations and Warranties. To confirm Lender's understanding concerning Borrower and Borrower's business, properties and obligations and to induce Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender that:

                 (a) No Default. Borrower is not in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

                 (b) Organization and Good Standing. Each Related Person which is a corporation or partnership is duly organized, validly existing and in good standing under the Laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

                 (c) Authorization. Each Related Person which is a corporation or partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

                 (d) No Conflicts or Consents. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any domestic or foreign Law, (2) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of any Related Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Debt owed by any Related Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

                 (e) Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

                 (f) Financial Statements. The Financial Statements fairly present the Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of the Borrower's operations and the Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the audited annual Financial Statements no material adverse change has occurred in the Borrower's financial condition or businesses or in the Borrower's Consolidated financial condition or businesses, except as reflected in the quarterly Financial Statements or in the Disclosure Schedule. All Financial Statements were prepared in accordance with GAAP.

                 (g) Other Obligations and Restrictions. No Related Person has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of such Related Person or of Borrower on a Consolidated basis.

                 (h) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Related Person to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person that has not been disclosed to Lender in writing which could materially and adversely affect Borrower's properties, business, prospects or condition (financial or otherwise) or Borrower's Consolidated properties, businesses, prospects or condition (financial or otherwise). There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Lender true, correct and complete copies of the Financial Statements and its most recent Engineering Report.

                 (i) Litigation. Except as disclosed in the Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any Tribunal, domestic or foreign, which do or may materially and adversely affect Borrower or, on a Consolidated basis, Borrower and its properly Consolidated subsidiaries, their ownership or use of any of their assets or properties, their businesses or financial condition or prospects, or the right or ability of any Related

         Person to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding Judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's stockholders, partners, directors or officers which have or may have any such effect.

                 (j) ERISA Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in
         Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 4 12(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000.

                 (k) Environmental and Other Laws. The Related Persons are conducting their businesses in material compliance with all applicable Laws, including without limitation all applicable Environmental Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report: no Related Person (i) has received any notice or otherwise learned of any claimed Environmental Liability which would, if adversely determined, individually or in the aggregate have a material and adverse effect on the financial condition or business operations of Borrower or on the validity, performance, perfection or enforceability of any of the Loan Documents, arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at off-site locations) of any Hazardous Materials, (ii) has had any threatened or actual liability in connection with the release or threatened release of any Hazardous Materials into the environment or to the improper storage or disposal of any Hazardous Materials, which would individually or in the aggregate have a material and adverse effect on the financial condition or business operations of Borrower or on the validity, performance, perfection or enforceability of any of the Loan Documents or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or to the improper storage or disposal of any Hazardous Materials for which such Related Person is or may be liable. For purposes of this Section 4.1(k), the term "Environmental Liability" means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law.

                 (l) Names and Places of Business. None of Borrower, General Partner or Operator has, during the preceding five (5) years, had, been known by, or used any other corporate, partnership, trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of Borrower, General Partner and Operator are located at the address of Borrower set forth on the signature page hereto. Except as indicated in the Disclosure Schedule or a Disclosure Report, none of Borrower, General Partner or Operator has any other office or place of business.

                 (m) Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Borrower is not a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

                 (n) Title to Properties. Each Related Person has good and defensible title to all of its material properties and assets, free and clear of all Prohibited Liens and of all impediments to the use of such properties and assets in such Related Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed.

                 (o) Government Regulation. Neither Borrower nor any other Related Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Debt, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

                 (p) Insider. Neither Borrower, nor any other Related Person, nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of Borrower, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C.
         Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a Subsidiary or of any Subsidiary of a bank holding company of which Lender is a Subsidiary.

                 (q) Material Agreements. No Related Person is in default in any material respect under any material partnership agreement, indenture, promissory note, contract, lease, loan agreement, mortgage, deed of trust, security agreement, license, permit, franchise or other agreement or obligation to which it is a party or by which any of its properties is bound, and Borrower is not a party to or bound by any material contracts or agreements other than those disclosed to Lender.

                 (r) Solvency. Borrower is, and upon giving effect to the issuance of the Note, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby will be, solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

                 (s) No Financing of Regulated Corporate Takeovers. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

         Section 4.2.     Representation by Lender.   Lender hereby represents
that it will acquire the Note for its own account in the ordinary course of its commercial lending business; however, the disposition of Lender's property shall at all times be and remain within its control and, in particular and without limitation, Lender may sell or otherwise transfer the Note, any participation interest or other interest in the Note, or any of its other rights and obligations under the Loan Documents.

                       ARTICLE V -- Covenants of Borrower

         Section 5.1. Affirmative Covenants. To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loan, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

                 (a) Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause the other Related Persons to observe, perform and comply with every such term, covenant and condition.

                 (b) Books, Financial Statements and Reports. Each Related Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Lender at Borrower's expense:

                          (i) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by Arthur Andersen & Co., or other independent certified public accountants selected by Borrower and acceptable to Lender, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in partners' capital for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety
                 (90) days after the end of each Fiscal Year, Borrower will furnish a report signed by such accountants stating that they have read this Agreement, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Section 5.2(e), and further stating that in making the examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

                          (ii) As soon as available, and in any event within sixty (60) days after the end of each of the first three (3) Fiscal Quarters in each Fiscal Year, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (i) of this
                 Section 5.l(b), furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete, stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Section 5.2(e), and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and- period of existence of any such Default.

                          (iii) Promptly upon their becoming available, copies of all financial statements, reports and notices sent by Borrower to its partners.

                          (iv)    By March 1 of each year (beginning March 1,
                 1998), an engineering report prepared by an independent petroleum engineer chosen by Borrower and acceptable to Lender, concerning all oil and gas properties and interests owned by

                 Borrower which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be in form and substance satisfactory to Lender, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Engineering Report delivered in connection with the March 1, 1997 Evaluation Date. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

                          (v) By September 1 of each year beginning September 1, 1997, and thereafter on the sixth- month anniversary of each report required to be delivered pursuant to such Section 5.1(b)(iv)), an engineering report prepared by in-house petroleum engineers employed by Borrower concerning all oil and gas properties and interests owned by Borrower which are located in or offshore of the United States and which have attributable to them proved oil and gas reserves. This report shall be substantially in the form and substance as the reports delivered under Section 5.1(b)(iv) above and otherwise shall be satisfactory to Lender. Notwithstanding the foregoing, in the event Borrower acquires (through one transaction or a series of related transactions) properties having an aggregate purchase of at least $5,000,000, Borrower will, together with the report described above in this Section 5.1(b)(v), deliver to Lender an engineering report prepared by independent petroleum engineers meeting the requirements of
                 Section 5.l(b)(iv) covering such properties.

                          (vi) As soon as available, and in any event within fifteen (15) Business Days after the end of each March, June, September and December, a report describing by lease or unit the gross volume of production and sales attributable to production during such quarter from the properties described in Section 5.1(b)(iv) above and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such quarter.

                          (vii) Within fifteen (15) days after any material change occurs in insurance coverage by Borrower, a report describing such change, and, within ninety (90) days after the end of each Fiscal Year, a new insurance certificate, naming Lender as an additional insured or loss payee, as appropriate.

                 (c) Other Information and Inspections. Each Related Person will furnish to Lender any information which Lender may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Lender (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit and inspect any of such Related Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers, partners, employees and representatives.

                 (d) Notice of Material Events and Change of Address. Borrower will promptly notify Lender:

                          (i) of any material adverse change in Borrower's financial condition or Borrower's Consolidated financial condition or in the aggregate value of the Collateral,

                          (ii)    of the occurrence of any Default,

                          (iii) of the acceleration of the maturity of any Debt owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon Borrower's Consolidated financial condition or on the value of any material part of the Collateral,

                          (iv)    of the occurrence of any Termination Event,

                          (v) of any claim of $50,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Related Person or with respect to any Related Person's properties, and

                          (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision could have a material adverse effect upon any Related Person's financial condition, business or operations or on the value of any Collateral.

         Upon the occurrence of any of the foregoing, the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Lender and Lender's counsel in writing at least twenty (20) Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Lender and its counsel to prepare the same.

                 (e) Maintenance of Properties. Each Related Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws and will from time to time make all repairs, renewals and replacements in accordance with prudent industry standards.

                 (f)      Maintenance of Existence and Qualifications.   Each
         Related Person which is a corporation or partnership will maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not have any material adverse effect on Borrower.

                 (g) Payment of Trade Debt, Taxes, etc. Each Related Person will (i) timely file all required tax returns; (ii) timely pay all Taxes; (iii) within ninety (90) days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Related Person may, however, delay paying or discharging any of the foregoing so long as it is a Contested Claim.

                 (h) Insurance. Each Related Person will keep or cause to be kept adequately insured by financially sound and reputable insurers its equipment, vehicles and all other property of a character usually insured by similar Persons engaged in the same or similar businesses. Each of the Related Persons shall obtain insurance in their names to meet the requirements of this Section 5.1(h) and Borrower shall deliver to Lender endorsements naming Lender as an additional insured or loss payee, as appropriate, on all liability and property insurance policies of the Related Persons, together with a detailed schedule of all insurance of the Related Persons reflecting compliance with the provisions of this Section 5.1(h). Upon demand by Lender, any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to Lender as its interests may appear, pursuant to a mortgage clause (without contribution) of standard form made part of the applicable policy, (ii) to provide that such policies may not be canceled or reduced or affected in any manner for any reason without fifteen days prior notice to Lender, (iii) to provide for any other matters specified in any applicable Security Document or which Lender may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Related Person shall at all times maintain adequate insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers.

                 (i) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees) in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (iii) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (iv) the defense or enforcement of the Loan Documents or the defense of Lender's exercise of its rights thereunder (including costs and expenses of determining whether and how to carry out such defense or enforcement). Notwithstanding the foregoing, Borrower shall not be liable for fees of Lender's counsel incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents at the time of the original closing in an amount in excess of $15,000; provided that such cap shall not include any filing fees or other expenses related to this transaction.

                 (j) Performance on Borrower's Behalf. If any Related Person fails to pay any Taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Lender may pay the same. Borrower shall immediately reimburse Lender for any such payments and each amount paid by Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Lender.

                 (k) Interest. Borrower hereby promises to pay interest to Lender at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Lender) and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

                 (l) Compliance with Agreements and Law. Each Related Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Related Person will conduct its business and affairs in compliance with all Laws.

                 (m)      Environmental Matters; Environmental Reviews.

                          (i) Each Related Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Related Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

                          (ii) Borrower will promptly furnish to Lender all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

                          (iii) Borrower will promptly furnish to Lender all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

                 (n) Evidence of Compliance. Each Related Person will furnish to Lender at such Related Person's or Borrower's expense all evidence which Lender from time to time reasonably requests as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

                 (o) ERISA Compliance. Each Related Person will (i) make prompt payment of all contributions required under its ERISA Plans and required to meet the minimum funding standard set forth in ERISA with respect to its ERISA Plans, (ii) within 30 days after the filing thereof, furnish to Lender each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its ERISA Plans for each ERISA Plan year, and
         (iii) notify Lender immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its ERISA Plans, which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plans, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto.

                 (p) Subordination of Affiliate Obligations. Borrower agrees and covenants that until such time as (i) Lender has received full and final payment of the Note and (ii) all Obligations have been performed in their entirety, all indebtedness, liability and obligations of any type (the "Affiliate Obligations"),of Borrower to any other Related Person or any Affiliate of Borrower, shall be, and hereby are made, subordinate and inferior to all Debt, Obligations and liability of Borrower to Lender. Upon the occurrence and continuation of an Event of Default, no Affiliate Obligation may be paid by Borrower until the Obligations have been repaid in full in cash. If, after the occurrence and during the continuation of an Event of Default, any Related Person or any Affiliate of Borrower receives payment of any Affiliate Obligations, such Related Person or Affiliate shall hold such proceeds in trust for Lender and shall immediately remit same to Lender for application against the Obligations.

                 (q)      Liens on Mortgaged Properties Acquired or Completed
         in the Future.   Within thirty (30) days following each Determination
         Date, Borrower will execute and deliver documentation in form and substance satisfactory to Lender, granting to Lender first perfected Liens on and in the oil, gas and mineral lease(s) covering each well
         (i) acquired or completed since the prior Determination Date which is capable of production of Hydrocarbons in paying quantities, insofar as such lease(s) cover the proration unit assigned to such well, (ii) which is to be included in the Borrowing Base, and (iii) the Lien on which is necessary to provide Lender a first perfected Lien on substantially all of the aggregate value of all oil, gas and mineral leases owned by Borrower. Prior to the granting of such Liens, Borrower will furnish to Lender title opinions in form, substance and authorship satisfactory to Lender and Borrower, concerning such properties as may be necessary to provide title coverage of not less than seventy-five percent (75%) of the aggregate value of the oil and gas properties owned by Borrower.

         Section 5.2.     Negative Covenants.   To conform with the terms and
conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loan, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

                 (a)      Restricted Debt.   No Related Person will in any
         manner owe or be liable for Restricted Debt except:

                          (i)     the Obligations.

                          (ii) guaranties of Debt which is owed by Borrower to Lender.

                          (iii)   Debt in respect of Hedging Contracts
                 permitted under Section 5.2(j).

                          (iv) Debt in respect of letters of credit, and applications and reimbursement agreements related thereto, issued for the account of any Related Person as security for an operator bond.

                          (v) miscellaneous items of Restricted Debt not described in subsections (i), (ii), (iii) and (iv) of this
                 Section 5.2(a) which do not in the aggregate (taking into account all such Restricted Debt of all Related Persons) exceed $250,000 at any one time outstanding.

                 (b) Limitation on Liens. No Related Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires except:

                          (i) as to property which is Collateral, any Liens expressly permitted under the Security Documents.

                          (ii) as to property which is not Collateral, Permitted Liens.

                 (c)      Limitation on Mergers.  Except as permitted by
         Section 5.2(f), no Related Person will merge or consolidate with or into any other business entity or acquire by lease or merger all or any part of (i) the assets of any Person, other than assets of another Related Person or assets which do not have substantial value or (ii) the capital stock of any Person, other than capital stock of another Related Person. For purposes of this Section 5.2(c), the term "substantial value" means property or assets which have a fair market value in excess of fifty percent (50%) of the fair market value of all the assets of the acquiring Related Person prior to including the assets then being acquired. Any Subsidiary of Borrower may, however, be merged into or consolidated with Borrower, so long as Borrower is the surviving business entity. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

                 (d) Limitation on Sales of Property. No Related Person will sell, transfer, lease, exchange, alienate or dispose of any of its assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

                          (i) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

                          (ii) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

                          (iii) contracts for the future sale of fixed quantities of oil and gas at fixed prices, so long as the contracting party is acceptable to Lender.

                          (iv) other property which is sold for fair consideration not in the aggregate in excess of $500,000 during any period between successive Borrowing Base redeterminations, the sale of which will not materially impair or diminish Borrower's Consolidated financial condition, business or operations.

         Neither Borrower nor any other Related Person will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries. No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

                 (e) Limitation on Dividends and Redemptions. No Related Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it except for Permitted Distributions; provided that no dividend or other distribution which would have been a Permitted Distribution may be declared or paid if a Default or Event of Default has occurred and is continuing or would exist after giving effect to such declaration or payment. No Related Person will directly or indirectly make any capita/contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person, except as expressly provided in this Section 5.2(e). Such contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by the partners of Borrower without limitation to Borrower, so long as no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto.

                 (f) Limitation on Investments and New Businesses. No Related Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, or (iv) make any significant acquisitions or investments in any properties other than oil and gas properties.

                 (g) Limitation on Credit Extensions. Except for Permitted Investments, no Related Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

                 (h) Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its wholly-owned Subsidiaries.

                 (i) Certain Contracts; Amendments: Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Related Person to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, (iv) to place Liens on any of its assets, or (v) to transfer any of its assets to Borrower. No Related Person will enter into any "take or pay" contracts or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Related Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender under or acquired pursuant to any Security Documents. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

                 (j) Hedging Contracts. No Related Person will be a party to or in any manner be liable on any Hedging Contract, except Hedging Contracts entered into by Borrower with the purpose and effect of fixing prices on Hydrocarbons expected to be produced by Borrower, which contracts are approved in advance by Lender in its sole discretion. To the extent Borrower desires to enter into a Hedging Contract which requires a standby letter of credit to secure such contract's margin requirements, and Lender has approved Borrower's execution thereof, Lender may, in its sole discretion, issue such letter of credit. NOTWITHSTANDING THE FOREGOING, LENDER IS IN NO WAY OBLIGATED TO PERMIT BORROWER TO ENTER INTO ANY HEDGING CONTRACT AND, IN THE EVENT ANY SUCH CONTRACT IS EXECUTED, TO ISSUE ANY LETTER OF CREDIT REQUIRED THEREUNDER.

                 (k)      Fiscal Year.   No Related Person will change its
         fiscal year.

                             ARTICLE VI -- Security

         Section 6.1. The Security. The Obligations will be secured by the Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by any Related Person and accepted by Lender.

         Section 6.2. Agreement to Deliver Security Documents. Borrower agrees to deliver and to cause its Subsidiaries to deliver, to further secure the Obligations whenever requested by Lender in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Lender for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not released by Lender. Borrower also agrees to deliver, whenever requested by Lender in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Lender with respect to any Related Person's properties and interests designated by Lender, based upon abstract or record examinations to dates acceptable to Lender and (a) stating that such Related Person has good and defensible title to such properties and interests, free and clear of all Prohibited Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Lender may request.

         Section 6.3. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Related Persons in form and substance satisfactory to Lender, which Lender requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.4. Bank Accounts: Offset. To secure the repayment of the Obligations Borrower hereby grants to Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Lender, and (c) any other credits and claims of Borrower at any time existing against Lender, including claims under certificates of deposit. Upon the occurrence of any Default, Lender is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable. These remedies are separate and cumulative, and any of them may be exercised independently of the others without regard to procedures or restrictions applicable to any of the others.

         Section 6.5. Guaranties of Borrower's Subsidiaries. Each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Lender, execute and deliver to Lender an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the Obligations of Borrower hereunder, which guaranty shall be satisfactory to Lender in form and substance. Borrower will cause each of its Subsidiaries to deliver to Lender, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Lender and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.6. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Borrower is and will be assigning to Lender all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Borrower may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Lender may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Borrower or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Lender to connect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by Lender to Borrower constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Lender to collect other Production Proceeds thereafter.

                 ARTICLE VII -- Events of Default and Remedies

         Section 7.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

                 (a) Any Related Person fails to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

                 (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

                 (c) Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 5.l(d) or
         Section 5.2;

                 (d) Any Related Person fails (other than as referred to in Sections 7.1(a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Lender to Borrower;

                 (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 4.l(e) for any reason other than its release or subordination by Lender;

                 (f) Any Related Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

                 (g) Any Related Person (i) fails to pay any portion, when such portion is due, of any of its Debt (excluding Contested Claims otherwise permitted by Section 5.1(g)) in excess of $50,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

                 (h)      Any Related Person:

                          (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty (30) days; or

                          (ii)    commences a voluntary case under any
                 applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate, partnership or other action to authorize any of the foregoing; or

                          (iii)   suffers the appointment of or taking
                 possession by a receiver, liquidator, assignee, Custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty (30) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $50,000, unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                          (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside;

                 (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $10,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $50,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); and

                 (j) Any material adverse change occurs in Borrower's individual or Consolidated financial condition or businesses or operations.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this Section 7.1 with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Lender at any time and from time to time may without notice to Borrower or any other Related Person declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to declaration by Lender), any obligation of Lender to make any further Advances or loans of any kind under any agreement with any Related Person shall be permanently terminated.

         Section 7.2. Remedies. If any Default shall occur and be continuing, Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

         Section 7.3. Indemnity. Borrower agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, Judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section 7.3 collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any Liabilities or duties of any Related Person or of Lender with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER, PROVIDED ONLY THAT LENDER SHALL BE NOT ENTITLED UNDER THIS SECTION 7.3 TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES, AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this Section 7.3 shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this
Section 7.3 the term "Lender" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

                         ARTICLE VIII -- Miscellaneous

         Section 8.1.     Waivers and Amendments: Acknowledgments.

                 (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

                 (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) Lender owes no fiduciary duty to Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between Borrower and Lender, (vii) should an Event of Default or Default occur or exist Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) Lender has relied upon the truthfulness of the acknowledgments in this Section 8.1(b) in deciding to execute and deliver this Agreement and to make the Loan.

         Section 8.2. Survival of Agreements; Cumulative Nature. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Lender under any

Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity or covenant herein contained shall apply to any similar representation, warranty, indemnity or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 8.3.     Notices.   All notices, requests, consents, demands
and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof or delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to Lender at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail; provided, however, that no Request for Advance or Rate Election shall become effective until actually received by Lender.

         Section 8.4.     Joint and Several Liability: Parties in Interest.
All Obligations which are incurred by two (2) or more Related Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender.

         Section 8.5. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 15 OF TEXAS REVISED CIVIL STATUTES ARTICLE 5069 (WHICH REGULATES CERTAIN REVOLVING

CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR THE NOTE. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF THE RELATED PERSONS IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, TO THE EXTENT IT HAS SUBJECT MATTER A JURISDICTION, AND OTHERWISE IN THE TEXAS DISTRICT COURTS SITTING IN DALLAS COUNTY, TEXAS. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER. IN FURTHERANCE THEREOF, BORROWER AND LENDER EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.

         Section 8.6. Limitation on Interest. Lender, the Related Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this Section 8.6 shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used when appropriate in determining the Highest Lawful Rate. As used in this Section
8.6 the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 8.7. Termination: Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Lender to terminate this Agreement.
Upon receipt by Lender of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents Shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Documents, any Obligations under Sections 2.14 through 2.18 and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

         Section 8.8. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 8.9. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         SECTION 8.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER AND LENDER HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR

AFTER MATURITY; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.10. BORROWER HEREBY REPRESENTS AND ACKNOWLEDGES THAT IT IS A "BUSINESS CONSUMER" FOR THE PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT, THAT IT HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF CREDIT TRANSACTIONS GENERALLY AND OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS IN PARTICULAR, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE PARTIES TO AND THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS; BORROWER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT (OTHER THAN SECTION 17.555 THEREOF), AS FROM TIME TO TIME AMENDED.




THE WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                            VISTA RESOURCES PARTNERS, L.P.

                            By:      Vista Resources I, Inc.,
                                     its General Partner

                                     By: /s/ C. Randall Hill
                                        --------------------------------
                                          C. Randall Hill
                                          Chairman of the Board

                                     Address:

                                     550 West Texas Avenue
                                     Suite 700
                                     Midland, Texas 79701
                                     Attention:  C. Randall Hill
                                     Telephone: (915) 570-5045
                                     Telecopy: (915) 688-0589


                                     UNION BANK OF CALIFORNIA, N.A.


                                     By:
                                        --------------------------------
                                     Name:
                                          ------------------------------
                                     Title:
                                           -----------------------------



                                     By: /s/ Tony R. Weber
                                        --------------------------------
                                          Tony R. Weber
                                          Vice President

                                     Address:

                                     500 North Akard, Suite 4200
                                     Dallas, Texas 75201
                                     Attention:  Katie Murray
                                                 and Tony R. Weber
                                     Telephone: (214) 922-4200
                                     Telecopy: (214) 922-4209

                                                                      SCHEDULE 1


                              DISCLOSURE SCHEDULE


         To supplement the following sections of the Agreement of which this
Schedule is a part, Borrower hereby makes the following disclosures:

         1.      Section 4.1(f)   Financial Statements:

                 None.

         2.      Section 4.l (g) Other Obligations and Restrictions:

                 None.

         3.      Section 4.1(i)   Litigation:

                 None.

         4.      Section 4.1(j)   ERISA Liabilities:

                 None.

         5.      Section 4.l(k) Environmental and Other Laws:

                 None.

         6.      Section 4.1(1) Names and Places of Business:

                 None.

         7.      Section 4.l(m)   Borrower's Subsidiaries:

                 Borrower owns all of the capital stock of Vista Resources, Inc., a Texas corporation.

                                                                      SCHEDULE 2


                               SECURITY SCHEDULE


         1. Deed of Trust, Mortgage, Security Agreement, Assignment, Fixture Filing and Financing Statement executed by Borrower in favor of Lender (the "Mortgage") and filed in the following jurisdictions:

         (a)     Lea County, New Mexico;

         (b)     Andrews County, Texas;

         (c)     Howard County, Texas;

         (d)     Martin County, Texas; and

         (e)     Winkler County, Texas.

         2. UCC- 1 Financing Statements executed by Borrower in connection with the Mortgage and filed in the following jurisdictions:

         (a)     Secretary of State, New Mexico; and

         (b)     Secretary of State, Texas.

         3. First Supplemental Deed of Trust, Mortgage, Security Agreement, Fixture Filing and Financing Statement executed by Borrower in favor of Lender and filed in the following jurisdictions:

         (a)     Lea County, New Mexico;

         (b)     Andrews County, Texas;

         (c)     Howard County, Texas;

         (d)     Martin County, Texas; and

         (e)     Winkler County, Texas.

         4. Second Supplemental Deed of Trust, Mortgage, Security Agreement, Fixture Filing and Financing Statement executed by Borrower in favor of Lender and filed in the following jurisdictions:

         (a)     Lea County, New Mexico;

         (b)     Andrews County, Texas;

         (c)     Howard County, Texas;

         (d)     Martin County, Texas; and

         (e)     Winkler County, Texas.

         5. Deed of Trust, Mortgage, Security Agreement, Assignment, Fixture Filing and Financing Statement executed by Borrower in favor of Lender (the "Mortgage") and filed in the following jurisdictions:

         (a)     Eddy County, New Mexico;

         (b)     Crane County, Texas;

         (c)     Gaines County, Texas;

         (d)     Reeves County Texas;

         (e)     Scurry County, Texas; and

         (f)     Ward County, Texas.

         6. First Supplemental Deed of Trust, Mortgage, Security Agreement, Fixture Filing and Financing Statement executed by Borrower in favor of Lender to be filed in the following jurisdictions:

         (a)     Eddy County, New Mexico;

         (b)     Crane County, Texas;

         (c)     Gaines County, Texas;

         (d)     Reeves County Texas;

         (e)     Scurry County, Texas; and

         (f)     Ward County, Texas.

         7. Third Supplemental Deed of Trust, Mortgage, Security Agreement, Fixture Filing and Financing Statement executed by Borrower in favor of Lender and filed in the following jurisdictions:

         (a)     Howard County, Texas.

         8. Third Supplemental Deed of Trust, Mortgage, Security Agreement, Fixture Filing and Financing Statement ("Third Supplement") executed by Borrower in favor of Lender for filing in the following jurisdictions:

         (a)     Lea County, New Mexico;

         (b)     Andrews County, Texas;

         (c)     Martin County, Texas; and

         (d)     Winkler County, Texas.

         9. Deed of Trust, Mortgage, Security Agreement, Fixture Filing and Financing Statement executed by Borrower in favor of Lender for filing in the following jurisdictions:

         (a)     Chaves County, New Mexico;

         (b)     Austin County, Texas;

         (c)     Brooks County, Texas;

         (d)     Brazos County, Texas;

         (e)     Callahan County, Texas;

         (f)     Cass County, Texas;

         (g)     Colorado County, Texas;

         (h)     Cottle County, Texas;

         (i)     Crockett County, Texas;

         (j)     Dawson County, Texas;

         (k)     Fisher County, Texas;

         (l)     Hardeman County, Texas;

         (m)     Jackson County, Texas;

         (n)     Terry County, Texas; and

         (o)     Yoakum County, Texas.

         10. Fourth Supplemental Deed of Trust, Mortgage, Security Agreement, Fixture Filing and Financing Statement ("Fourth Supplement") executed by Borrower in favor of Lender for filing in the following jurisdictions:

         (a)     Howard County, Texas.

         11. UCC-3 Financing Statements executed by Borrower in connection with the Third Supplement and the Fourth Supplement for filing in the following jurisdictions:

         (a)     Secretary of State, New Mexico; and

         (b)     Secretary of State, Texas.

                                                                      SCHEDULE 3


                           TITLE OPINIONS AND REPORTS



                                 Title Opinions

                                     Sexton
                                    Andover
                                 Carolyn Woods
                                     Peters
                              Ladd Henderson "13"
                                  Federal B-1
                                   Hillboldt
                                 Bowdry, R. A.
                                Williams-Mabry 1
                                    Webb "A"
                                    Webb 1-X
                                     Webb 2
                                    Neal 2-1



                                 Title Reports

                                 Pearce-Holland
                            Hawkins-Ross Gas Unit #1
                                 Diedrich-Wolff

                                                                       EXHIBIT A


                      AMENDED AND RESTATED PROMISSORY NOTE


$50,000,000                      Dallas, Texas                   August 15, 1997


         FOR VALUE RECEIVED, the undersigned, VISTA RESOURCES PARTNERS, L.P., a Texas limited partnership (herein called "Borrower"), hereby promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. (herein called "Lender"), the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000), or, if less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Lender, 445 South Figueroa Street, Los Angeles, California 90071, or at such other place as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under that certain Amended and Restated Credit Agreement of even date herewith between Borrower and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is the Note as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         For the purposes of this Note, the following terms have the meanings assigned to them below:

         "Base Rate Payment Date" means (i) the first day of each month, beginning September 1, 1997, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

         "Fixed Rate Payment Date" means, with respect to any Fixed Rate
Portion: (i) the day on which the related Interest Period ends (and, if such Interest Period is longer than one (1) month, the anniversary of the first day of such Interest Period), and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

         The principal amount of this Note shall be paid in regular installments as provided in Section 2.7 of the Credit Agreement.

         The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each Fixed Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day. On each Fixed Rate Payment Date relating to such Fixed Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Fixed Rate, and Late Payment Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

         This Note is subject to mandatory prepayments as provided in Section
2.9 of the Credit Agreement.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States,





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
whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         This Note is given in renewal and restatement of the $15,000,000 Promissory Note dated as of September 27, 1995 made by the Borrower payable to the order of the Lender, as such note has been amended, modified or supplemented from time-to-time prior to the date hereof.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                                     VISTA RESOURCES PARTNERS, L.P.

                                     By:  Vista Resources I, Inc.,
                                          its General Partner


                                          By:
                                             -------------------------------
                                             C. Randall Hill
                                             Chief Executive Officer

                                                                       EXHIBIT B


                              REQUEST FOR ADVANCE


         Reference is made to that certain Amended and Restated Credit Agreement dated as of August 15, 1997 (as from time to time amended, the "Agreement"), by and between Vista Resources Partners, L.P. ("Borrower") and Union Bank of California, N.A. ("Lender"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests Lender to make an Advance to Borrower in the principal amount of $___________ and specifies _______________,19___, as the date Borrower desires for Lender to make such Advance and to deliver to Borrower the proceeds thereof.

         To induce Lender to make such Advance, Borrower hereby represents, warrants, acknowledges, and agrees that:

                 (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of the General Partner as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                 (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

                 (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 8.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advance requested hereby. Borrower will use the Advance hereby requested in compliance with Section 2.3 of the Agreement.

                 (d)      Except to the extent waived in writing as provided in
         Section 8.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Agreement remains satisfied.

                 (e) The unpaid principal balance of the Loan, after the making of the Advance requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Advance.

                 (f) The Loan Documents have not been modified, mended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 8.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

   The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 19___.

                                          VISTA RESOURCES PARTNERS, L.P.

                                          By:  Vista Resources I, Inc.,
                                               its General Partner


                                          By:
                                             ---------------------------------
                                             C. Randall Hill
                                             Chief Executive Officer

                                                                       EXHIBIT C

                                 RATE ELECTION

         Reference is made to that certain Amended and Restated Credit Agreement dated as of August 15, 1997 (as from time to time amended, the "Agreement"), by and between Vista Resources Partners, L.P. ('Borrower") and Union Bank of California, N.A. ('Lender"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby elects a Fixed Rate Portion in the amount of $ ______ with an Interest Period beginning on _________________ and continuing for a period of ____________________.

         To meet the conditions set out in the Agreement for the making of such election, Borrower hereby represents, warrants, acknowledges and agrees that:

                 (a) The officer of Borrower signing this instrument is a duly elected, qualified and acting _____________ of the General Partner, having all necessary authority to act for Borrower in making the election herein contained.

                 (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 8.1(a) of the Agreement.

                 (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 8.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 19___.

                                        VISTA RESOURCES PARTNERS, L.P.

                                        By:  Vista Resources I, Inc.,
                                             its General Partner

                                             By:
                                                -----------------------------
                                                C. Randall Hill
                                                Chief Executive Officer

                                                                       EXHIBIT D


                 CERTIFICATE ACCOMPANYING FINANCIAL STATEMENTS


         Reference is made to that certain Amended and Restated Credit Agreement dated as of August 15, 1997 (as from time to time amended, the "Agreement"), by and between Vista Resources Partners, L.P. ("Borrower") and Union Bank of California, N.A. ("Lender"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section 5.1(b)(ii) of the Agreement. Together herewith Borrower is furnishing to Lender Borrower's [audited/unaudited] financial statements (the "Financial Statements") as at ____________________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Lender that:

                 (a) the officer of the General Partner signing this instrument is the duly elected, qualified and acting _______________ of the General Partner and as such is the General Partner's chief financial officer;

                 (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

                 (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Section(s) __________ of the Agreement [and Borrower's non-compliance as of such date with the requirements of Section(s) __________ of the Agreement];

                 (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 5.l(d) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument [except for Default(s) under Section(s) _________ of the Agreement, which [is/are] more fully described on a schedule attached hereto].

         The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

                 IN WITNESS WHEREOF, this instrument is executed as of ____________, 19___.


                                         VISTA RESOURCES PARTNERS, L.P.

                                         By:  Vista Resources I, Inc.,
                                              its General Partner


                                         By:
                                            ------------------------------
                                            C. Randall Hill
                                            Chief Executive Officer